Exhibit 10.4

                     EXECUTIVE SALARY CONTINUATION AGREEMENT

     THIS AGREEMENT, made and entered into this 27th day of December 2002, by and between Wilber National Bank, a bank organized and existing under the laws of the State of New York (hereinafter referred to as the "Bank"), and Robert W. Moyer, a former executive of the Bank (hereinafter referred to as the "Executive").

                                   WITNESSETH:

     WHEREAS, the Executive has been a valued Executive of the Bank, and served the Bank as its Vice Chairman and CEO; and

     WHEREAS, it is the consensus of the Board of Directors (hereinafter referred to as the "Board") that the Executive's services to the Bank in the past have been of exceptional merit and have constituted an invaluable contribution to the general welfare of the Bank in bringing the Bank;

     ACCORDINGLY, it is the desire of the Bank and the Executive to enter into this Agreement under which the Bank will agree to make certain payments pursuant to this Agreement to the Executive at retirement or, in the event of the Executive's Death, the Executive's beneficiary(ies);

     FURTHERMORE, it is the intent of the parties hereto that this Executive Plan be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the Executive, and be considered a non-qualified benefit plan for purposes of the Employee Retirement Security Act of 1974, as amended ("ERISA"). The Executive is fully advised of the Bank's financial status and has had substantial input in the design and operation of this benefit plan; and

     NOW, THEREFORE, in consideration of services performed in the past as well as of the mutual promises and covenants herein contained it is agreed as follows:



I.   FRINGE BENEFITS

     The Salary continuation benefits provided by this Agreement are granted by the Bank as a fringe benefit to the Executive and are not part of any Salary reduction plan or an arrangement deferring a bonus or a Salary increase. The Executive has no option to take any current payment or bonus in lieu of these Salary continuation benefits except as set forth hereinafter.



II.  RETIREMENT BENEFIT AND POST-RETIREMENT DEATH BENEFIT

     The Bank, commencing on the first day of January, 2003, shall pay the Executive an annual benefit equal to Forty-seven Thousand Fifty and 00/100 Dollars ($47,050). Said benefit shall be paid in equal monthly installments (1/12 of the annual benefit) until the Executive's death at which time the benefits provided hereunder shall be reduced by 50% and paid in equal monthly installments (1/12 of the annual benefit) to the spouse (named in the Beneficiary Designation Form attached) if she survives the Executive until her death at which time the benefits provided hereunder shall cease.

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III. BENEFIT ACCOUNTING

     The Bank shall account for this benefit using the regulatory accounting principles of the Bank's primary federal regulator. The Bank shall establish an accrued liability retirement account for the Executive into which appropriate reserves shall be accrued.



IV.  VESTING

     Executive's interest in the benefits that are the subject of this Agreement shall be fully vested from the date of first service or from the date of this agreement.



V.   RESTRICTIONS ON FUNDING

     The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Executive Plan. The Executive, their beneficiary, or any successor in interest shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

     The Bank reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Executive Plan or to refrain from funding the same and to determine the extent, nature and method of such funding. Should the Bank elect to fund this Executive Plan, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall the Executive be deemed to have any lien, right, title or interest in any specific funding investment or assets of the Bank.

     If the Bank elects to invest in a life insurance, disability or annuity policy on the life of the Executive, then the Executive shall assist the Bank by freely submitting to a physical exam and associated testing and supplying such additional information necessary to obtain such insurance or annuities.


VI.  MISCELLANEOUS

     A.   Alienabilitv and Assignment Prohibition:
          ----------------------------------------

          Neither the Executive, nor the Executive's surviving spouse, nor any other beneficiary under this Executive Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or the Executive's beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

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     B.   Binding Obligation of the Bank and any Successor in Interest:
          -------------------------------------------------------------

          The Bank shall not merge or consolidate into or with another bank or sell substantially all of its assets to another bank, firm or person until such bank, firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Bank under this Executive Plan. This Executive Plan shall be binding upon the parties hereto, their successors, beneficiaries, heirs and personal representatives.

     C.   Amendment or Revocation:
          ------------------------

          It is agreed by and between the parties hereto that, during the lifetime of the Executive, this Executive Plan may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Executive and the Bank.

     D.   Gender:
         -------

          Whenever in this Executive Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

     E.   Effect on Other Bank Benefit Plans:
          -----------------------------------

          Nothing contained in this Executive Plan shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank's existing or future compensation structure.

     F.   Headings:
          ---------

          Headings and subheadings in this Executive Plan are inserted for reference and convenience only and shall not be deemed a part of this Executive Plan.

     G.   Applicable Law:
          ---------------

          The validity and interpretation of this Agreement shall be governed by the laws of the State of New York.

     H.   12 U.S.C.S1828(k):
          ------------------

          Any payments made to the Executive pursuant to this Executive Plan, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. ss. 1828(k) or any regulations promulgated thereunder.

     I.   Partial Invalidity:
          -------------------

          If any term, provision, covenant, or condition of this Executive Plan is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant, or condition invalid, void, or unenforceable, and the Executive Plan shall remain in full force and effect notwithstanding such partial invalidity.

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VII. ERISA PROVISIONS

     A.   Named Fiduciary and Plan Administrator:
          ---------------------------------------

          The "Named Fiduciary and Plan Administrator" of this Executive Plan shall be the Executive Committee of the board of directors of the Bank until its resignation or removal by the Board. As Named Fiduciary and Plan Administrator, it shall be responsible for the management, control and administration of the Executive Plan. The Named Fiduciary and Plan Administrator may delegate to others certain aspects of the management and operation responsibilities of the Executive Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

     B.   Claims Procedure and Arbitration:
          --------------------------------

          In the event a dispute arises over benefits under this Executive Plan and benefits are not paid to the Executive and such claimant feels he or she is entitled to receive such benefits, then a written claim must be made to the Named Fiduciary and Plan Administrator named above within sixty (60) days from the date payments are refused. The Named Fiduciary and Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within sixty (60) days of receipt of such claim the specific reasons for such denial, reference to the provisions of this Executive Plan upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimant if a further review of the claim denial is desired. A claim shall be deemed denied if the Named Fiduciary and Plan Administrator fail to take any action within the aforesaid sixty-day period.

          If a claimant desires a second review he or she shall notify the Named Fiduciary and Plan Administrator in writing within sixty (60) days of the first claim denial. Claimant may review this Executive Plan or any documents relating thereto and submit any written issues and comments he or she may feel appropriate. In their sole discretion, the Named Fiduciary and Plan Administrator shall then seek counsel from the Board of Directors of the Bank or its successor Board who will review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan Agreement upon which the decision is based.

          If a claimant continues to dispute the benefit denial based upon completed performance of this Executive Plan or the meaning and effect of the terms and conditions thereof, then the claimant may submit the dispute to an arbitrator for final arbitration. The arbitrator shall be selected by mutual agreement of the Bank and the claimant. The arbitrator shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such arbitrator with respect to any controversy properly submitted to it for determination.

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          The named Fiduciary and Plan Administrator and the Executive agree that in the event an arbitrator is engaged to settle a dispute related to this Agreement the unsuccessful party shall be solely responsible for both parties expenses related to the arbitration process.



VIII. DEATH OF THE EXECUTIVE

      Notwithstanding anything herein to the contrary, this Agreement shall terminate upon the death of the Executive or his wife, whichever occurs later.


                                    * * * * *

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


     IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the first date set forth hereinabove, and that, upon execution, each has received a conforming copy.

                                               WILBER NATIONAL BANK
                                               Oneonta, New York


/s/ Alfred S. Whittet                          By:/s/ Brian R. Wright
---------------------------                       ------------------------------
Witness                                           Title:  Chairman



/s/ Alfred S. Whittet                          /s/ Robert W. Moyer
---------------------------                       ------------------------------
Witness                                            Executive

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